   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1999
                                                 REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------

                         Regions Financial Corporation
            (Exact Name of Registrant as Specified in its Charter)

             Delaware                                           63-0589368
 (State or Other Jurisdiction of                           (I.R.S. Employer
  Incorporation or Organization)                        Identification Number)

                             417 North 20th Street
                              Birmingham, AL 35203
                                 (205) 326-7100
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                 ------------

                            Samuel E. Upchurch, Jr.
                    General Counsel and Corporate Secretary
                             417 North 20th Street
                              Birmingham, AL 35203
                                (205) 326-7860
                    (Name, Address, Including Zip Code, and
         Telephone Number, Including Area Code, of Agent for Service)
                                 ------------

                               WITH  COPIES TO:
                              Charles C. Pinckney
                          Lange, Simpson, Robinson &
                                Somerville LLP
                       417 North 20th Street, Suite 1700
                             Birmingham, Al 35203
                                (205) 250-5000
                                ------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                               Proposed Maximum         Proposed Maximum
  Title of Shares          Amount to            Offering Price         Aggregate Offering          Amount of
  to be Registered       be Registered            Per Unit(1)               Price(1)            Registration Fee
-------------------------------------------------------------------------------------------------------------------

Common Stock                849,590               $40.1875               $34,142,898.13            $9,491.73
-------------------------------------------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as of January 8, 1999.

                                 ------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS

                                849,590 SHARES

                                 COMMON STOCK

This is a public offering of shares of common stock of Regions Financial Corporation on a delayed or continuous basis by certain shareholders of Regions (the "Selling Shareholders"). See "Selling Shareholders." Regions will not receive any of the proceeds from the sale of the shares.

Each of the Selling Shareholders has acquired the Shares as the result of an acquisition by Regions.

Regions common stock is traded on the Nasdaq National Market under the symbol "RGBK." On December 22, 1998, the last reported sales price of Regions common stock, as reported on the Nasdaq National Market was $39.00.

                                 ------------

SHARES OF REGIONS COMMON STOCK ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THIS COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is _______, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

Regions files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Regions files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These filings are also available at the Internet world wide web site maintained by the SEC at "http://www.sec.gov."

Regions filed a Registration Statement on Form S-3 (the "Registration Statement") to register with the SEC the common stock being offered by this Prospectus. This Prospectus is a part of that Registration Statement. As allowed by SEC rules, this Prospectus does not contain all the information you can find in Regions' Registration Statement or the exhibits to that Registration Statement.

SEC regulations allow Regions to "incorporate by reference" information into this Prospectus, which means that Regions can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this Prospectus, except for any information superseded by information contained directly in this Prospectus or in later filed documents incorporated by reference in this Prospectus.

This Prospectus incorporates by reference the documents set forth below that Regions has previously filed with the SEC. These documents contain important information about Regions and its finances. Some of these filings have been amended by later filings, which are also listed.

REGIONS SEC FILINGS (FILE NO. 0-6159)       PERIOD/AS OF DATE
--------------------------------------      ------------------
Annual Report on Form 10-K...........       Year ended December 31, 1997
Quarterly Reports on Form 10-Q.......       Quarters ended March 31, June 30,
                                            and September 30, 1998
Current Reports on Form 8-K..........       February 8, 1998, July 31, 1998,
                                            and November 6, 1998

Regions also incorporates by reference additional documents that may be filed with the SEC between the date of this Prospectus and the date of completion of the offering of the shares of Regions common stock by the Selling Shareholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents incorporated by reference are available from Regions without charge, excluding all exhibits, except that if Regions has specifically incorporated by reference an exhibit in this Prospectus, the exhibit will also be available without charge. Stockholders may obtain documents incorporated by reference in this Prospectus by requesting them in writing or by telephone from Regions at the following address:

               Regions Financial Corporation
               417 North 20th Street
               Birmingham, AL 35203

               Attention: Shareholder Relations
               Telephone: (205) 326-7090

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. This Prospectus is dated _______, 1999. You should not assume that the information contained in this Prospectus is accurate as of any date other than that date.

                                 THE COMPANY

Regions is a regional bank holding company organized and existing under the laws of the state of Delaware and headquartered in Birmingham, Alabama, with approximately 713 banking offices located in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee, and Texas as of September 30, 1998. At that date, Regions had total consolidated assets of approximately $35.1 billion, total consolidated deposits of approximately $27.2 billion, and total consolidated stockholders' equity of approximately $3.0 billion. Regions has banking-related subsidiaries engaged in mortgage banking, credit life insurance, leasing, and securities brokerage activities with offices in various Southeastern states. Through its subsidiaries, Regions offers a broad range of banking and banking-related services.

Regions was organized under the laws of the state of Delaware and commenced operations in 1971 under the name First Alabama Bancshares, Inc. In 1994, the name of First Alabama Bancshares, Inc. was changed to Regions Financial Corporation. Regions' principal executive offices are located at 417 North 20th Street, Birmingham, Alabama 35203, and its telephone number at such address is
(205) 326-7100.

Regions continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Regions might undertake may be material, in terms of assets acquired or liabilities assumed, to Regions' financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

Additional information about Regions and its subsidiaries is included in documents incorporated by reference in this Prospectus. See "Where You Can Find More Information."



                                USE OF PROCEEDS

     The proceeds from the Selling Shareholders' shares will belong to the Selling Shareholders. Regions will not receive any of the proceeds from the sale of the shares and is registering the shares solely for the purpose of fulfilling its contractual obligations to the Selling Shareholders.

                             SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the ownership of the shares as of _____, 1999, and as adjusted to reflect the sale of the shares offered hereby, by the Selling Shareholders. Each Selling Shareholder has sole voting and investment power with respect to the shares owned by it.

                              OWNERSHIP OF COMMON                        OWNERSHIP OF COMMON STOCK
                           STOCK BEFORE THE OFFERING                        AFTER THE OFFERING
                         ----------------------------                  -----------------------------
                                                          NUMBER OF
                           NUMBER OF                     SHARES BEING     NUMBER OF
NAME                         SHARES      PERCENT(1)       OFFERED(2)      SHARES (3)       PERCENT
-----                    ------------  -------------  ---------------  --------------  -------------
Charles W. Bradley           355,695         .16%           355,695           -0-             -0-
Hugh Charles Moore           323,342         .15            323,342           -0-             -0-
Jeffrey G. Tennyson           53,714         .02             53,714           -0-             -0-
Moore Family Irrevocable
   Trust dated September
   25, 1998                   66,219         .03             66,219           -0-             -0-
Bradley Family Irrevocable
   Trust dated September
   25, 1998                   34,055         .02             34,055           -0-             -0-
Keefe, Bruyette & Woods, Inc. 16,565         .008            16,565           -0-             -0-


(1) On December 31, 1998, there were 220,454,127 shares of Regions common stock outstanding.
(2) Of the total of 849,590 shares being offered, 401,163 shares are held of record by an escrow agent pursuant to an escrow agreement pending satisfaction of certain conditions related to the financial performance of EFC Holdings Corporation. The escrow shares may not be offered and sold by the Selling Shareholders unless and until certain conditions are satisfied for release of the shares in accordance with the escrow agreement.
(3)  Assumes that all shares being registered are sold.


On November 30, 1998, Regions acquired all the issued and outstanding shares of common stock of EFC Holdings Corporation, a North Carolina corporation ("EFC"), pursuant to that certain Agreement and Plan of Reorganization, dated as of September 29, 1998 (the "Merger Agreement"), by and among Regions, EFC, and the Selling Shareholders (other than Keefe, Bruyette & Woods, Inc.). Each of the Selling Shareholders except Keefe, Bruyette & Woods, Inc. was a stockholder of EFC prior to the acquisition of EFC by Regions. Pursuant to the Merger Agreement, the shares of EFC common stock owned by the Selling Shareholders were converted into shares of Regions common stock. Keefe, Bruyette & Woods, Inc. acquired shares from certain of the other Selling Shareholders as compensation for investment banking services it provided to such holders in connection with the acquisition.

Each of Charles W. Bradley, Hugh Charles Moore, and Jeffrey G. Tennyson has entered into an employment agreement with EFC. Pursuant to the respective employment agreements, EFC employs Mr. Bradley as its chief executive officer, Mr. Moore as its chief financial officer, and Mr. Tennyson as its chief operating officer. Each has different responsibilities. Otherwise, the employment agreements establish rights and obligations between EFC and each of the three individuals that are substantially the same.

The employment agreements have terms of five years beginning November 30, 1998. The employment agreements require the employee to devote reasonable time and attention to his duties as an executive officer of EFC. Each executive is entitled under his employment agreement to participate in benefit plans and to receive fringe benefits and vacation in accordance with Regions' programs applicable to similarly situated employees of Regions and its subsidiaries.

Each employment agreement provides a minimum annual base salary and provides for an incentive bonus if applicable performance goals are attained.

Pursuant to the employment agreements, each of the individuals has agreed not to use or disclose certain confidential information of EFC and not to engage in services that are competitive with the business of EFC within the geographic area of Mecklenburg County, North Carolina for a period of five years from November 30, 1998. For this purpose competitive services are defined to consist of the business of mortgage brokerage and related services provided by EFC as of November 30, 1998, the inception date of the employment agreements.

Regions has agreed to permit key employees of EFC who might receive shares of Regions common stock under EFC's existing equity incentive plan to use this Registration Statement to effectuate resales of such shares. However, there is no assurance that Regions shares will ever be distributable to other EFC employees under the equity incentive plan. In the event Regions shares are distributed under such plan, Regions has agreed to prepare and file with the Securities and Exchange Commission an appropriate Prospectus or Prospectus Supplement, to effectuate the resales of such shares (to the extent permitted by SEC rules and regulations) if such shares are not otherwise freely transferable under the Securities Act of 1933.

                             PLAN OF DISTRIBUTION

The sale or distribution of all or any portion of the shares may be effected from time to time by the Selling Shareholders directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on The NASDAQ Stock Market, in the over-the-counter market, on any national securities exchange on which shares of Regions common stock are listed or traded, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The methods by which the shares may be sold or distributed include, without limitation, (1) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,
(2) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (3) exchange distributions and/or secondary distributions in accordance with the rules of The NASDAQ Stock Market, (4) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (5) privately negotiated transactions. The Selling Shareholders may from time to time deliver all or a portion of the shares to cover a short sale or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position. The shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents, broker-dealers or underwriters, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by the Selling Shareholders and/or the purchasers of the shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Shareholders and/or the purchasers of the shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. As of the date of this Prospectus, there are no selling arrangements between the Selling Shareholders and any broker or dealer.

In offering the shares, the Selling Shareholders and any brokers, dealers or agents who participate in a sale of the shares by the Selling Shareholders may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any profits realized by the Selling Shareholders and the compensation of any broker/dealers may be deemed to be underwriting discounts and commissions.

Regions has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the shares to fulfill certain contractual obligations to the Selling Shareholders.

Shares not sold pursuant to the Registration Statement of which this Prospectus is a part may be subject to certain restrictions under the Securities Act and could be sold, if at all, only pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares which does not exceed the greater of one percent of Regions' outstanding common stock or the average weekly reported trading volume of Regions' common stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of Regions and who has satisfied a two-year holding period without volume limitation. Therefore, both during and after the effectiveness of the Registration Statement, sales of the shares may be made by the Selling Shareholders pursuant to Rule 144.

Regions will not receive any of the proceeds from the sale of the shares by the Selling Shareholders. Regions will bear the costs of registering the shares under the Securities Act, including the registration fee under the Securities Act, its legal and accounting fees and any printing fees. The Selling Shareholders will bear the cost of underwriting commissions and/or discounts, if any, and selling commissions.

Underwriters, brokers, dealers or agents may be entitled, under agreements with Regions, to indemnification against the contribution toward certain civil liabilities, including liabilities under the Securities Act in connection with the registration of the shares.

                                    EXPERTS

The consolidated financial statements and the supplemental consolidated financial statements of Regions, incorporated by reference in this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, for the periods indicated in their reports thereon which are included in the Annual Report to Stockholders which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 and in its Current Report on Form 8-K dated November 6, 1998. The financial statements audited by Ernst & Young LLP have been incorporated by reference in reliance on their reports given on their authority as experts in accounting and auditing.


                                 LEGAL OPINION

The legality of the shares of common stock being offered by this Prospectus have been passed upon by Lange, Simpson, Robinson & Somerville LLP, Birmingham, Alabama. Henry E. Simpson, partner in the law firm of Lange, Simpson, Robinson & Somerville LLP, is a member of the Board of Directors of Regions. As of January 8, 1999, attorneys in the law firm of Lange, Simpson, Robinson & Somerville LLP owned an aggregate of 238,236 shares of common stock of Regions.

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY REGIONS OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 ------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL OPINION

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Regions common stock being registered. All amounts shown are estimates, except the registration fee.

     Registration Fee -- Securities and Exchange Commission        $ 9,491.73
     Accounting Fees and Expenses                                    5,000.00
     Legal Fees and Expenses                                         5,000.00
     Miscellaneous                                                   1,000.00
                                                                   ----------
                                                                   $20,491.73


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Article Tenth of the Certificate of Incorporation of the Registrant provides:

          "(a) The corporation shall indemnify its officers, directors, employees, and agents to the full extent permitted by the General Corporation Law of Delaware. (b) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
     Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit."

     Section 145 of the Delaware General Corporation law empowers the Registrant to indemnify its officers and directors under certain circumstances. The pertinent provisions of that statute read as follows:

        "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

        "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Registrant has purchased a directors' and officers' liability insurance contract which provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity result in liability, or to the Registrant, in the event it has indemnified the director or officer. Major exclusions from coverage include libel, slander, personal profit based on inside information, illegal payments, dishonesty, accounting of securities profits in violation of Section 16(b) of the Securities Exchange Act of 1934 and acts within the scope of the Pension Reform Act of 1974.

ITEM 16.  EXHIBITS

Exhibit      Description
--------     -----------
  4.1   --     Certificate of Incorporation of Regions Financial Corporation--
               incorporated by reference from S-4 Registration Statement of
               Regions Financial Corporation, file no. 333-67153
  4.2   --     By-laws of Regions Financial Corporation--incorporated by
               reference from S-4 Registration Statement of Regions Financial
               Corporation, file no. 333-67153.
  5.    --     Opinion re: legality.
 23.1   --     Consent of Ernst & Young LLP.
 23.3   --     Consent of Lange, Simpson, Robinson & Somerville LLP -- included in Exhibit 5.
 24.    --     Power of Attorney -- the manually signed power of attorney is set forth in the signature page of the registration statement.


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED HOWEVER, that such undertakings set forth in (i) and (ii) above do not apply to the extent the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, January 8, 1999.

                         REGISTRANT:
                         REGIONS FINANCIAL CORPORATION

                             /s/ Richard D. Horsley
                         BY: ----------------------------------
                                 Richard D. Horsley
                             Vice Chairman of the Board and
                              Executive Financial Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Horsley and Samuel E. Upchurch, Jr. and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



      SIGNATURE                       TITLE                         DATE
---------------------------  -----------------------------   -------------------
/s/ Carl E. Jones, Jr.
---------------------------  President and Chief Executive   January 8, 1999
Carl E. Jones, Jr.              Officer and Director
                             (principal executive officer)

/s/ Richard D. Horsley
---------------------------  Vice Chairman of the Board and  January 8, 1999
Richard D. Horsley            Executive Financial Officer
                                     and Director
                             (principal financial officer)
/s/ Robert P. Houston
---------------------------  Executive Vice President and    January 8, 1999
Robert P. Houston                  Comptroller
                             (principal accounting officer)

      SIGNATURE                       TITLE                         DATE
---------------------------  -----------------------------     -----------------

/s/ Sheila S. Blair
---------------------------         Director                 January 8, 1999
Sheila S. Blair

/s/ James B. Boone, Jr.
---------------------------         Director                 January 8, 1999
James B. Boone, Jr.

/s/ Albert P. Brewer
---------------------------         Director                 January 8, 1999
Albert P. Brewer

/s/ James S.M. French
---------------------------         Director                 January 8, 1999
James S.M. French

/s/ Barnett Grace
---------------------------         Director                 January 8, 1999
Barnett Grace

/s/ Frank D. Hickingbotham
---------------------------         Director                 January 8, 1999
Frank D. Hickingbotham

/s/ Olin B. King
---------------------------         Director                 January 8, 1999
Olin B. King


---------------------------    Chairman of the Board
J. Stanley Mackin                  and Director

/s/ Michael W. Murphy
---------------------------         Director                 January 8, 1999
Michael W. Murphy

/s/ Henry E. Simpson
---------------------------         Director                 January 8, 1999
Henry E. Simpson

/s/ Lee J. Styslinger, Jr.
---------------------------         Director                 January 8, 1999
Lee J. Styslinger, Jr.


---------------------------         Director
Robert J. Williams

                                 EXHIBIT INDEX

                                                                     Sequential
                                                                        Page
Exhibit     Description                                                Number
-------     -----------                                              ----------
  4.1   --     Certificate of Incorporation of Regions Financial Corporation--
               incorporated by reference from S-4 Registration Statement of
               Regions Financial Corporation, file no. 333-67153
  4.2   --     By-laws of Regions Financial Corporation--incorporated by
               reference from S-4 Registration Statement of Regions Financial
               Corporation, file no. 333-67153.
  5.    --     Opinion re: legality.
 23.1   --     Consent of Ernst & Young LLP.
 23.3   --     Consent of Lange, Simpson, Robinson & Somerville LLP -- included in Exhibit 5.
 24.    --     Power of Attorney -- the manually signed power of attorney is set forth in the signature page of the registration statement.